EXHIBIT 99.1

For immediate release Tuesday, January 4, 2005

COACHMEN INDUSTRIES SELLS RV DEALERSHIP

Elkhart, Indiana — Coachmen Industries, Inc. (NYSE: COA) has sold the assets of one of its two RV dealerships, Colfax Country RV, LLC, in Colfax, N.C. The buyer, Holiday Kamper Company of Columbia, LLC, is part of FreedomRoads, LLC, a Chicago-based RV retail chain.

The purchase includes the inventories of new and used RVs and parts, equipment and all real estate. The transaction closed on December 31, 2004. The buyer plans to retain the employees of Colfax RV Sales.

“This transaction allows us to focus on our core strength of RV manufacturing,” noted Michael R. Terlep, President of Coachmen’s RV Group. “At the same time, since Holiday Kamper Company of Carolina will continue to be a full line Coachmen dealer, all of our customers will continue to receive excellent service.”

Coachmen Industries, Inc. is one of America’s leading manufacturers of recreational vehicles, systems-built homes and commercial buildings, with prominent subsidiaries in each industry. The Company’s well-known RV brand names include COACHMEN®, GEORGIE BOY™, SPORTSCOACH® and VIKING®. Through ALL AMERICAN HOMES®, Coachmen is one of the nation’s largest producers of systems-built homes, and also a major builder of commercial structures with its ALL AMERICAN BUILDING SYSTEMS™ and MILLER BUILDING SYSTEMS™ products. Prodesign, LLC, produces custom composite and thermoformed plastic parts for numerous industries under the PRODESIGN® brand. Coachmen Industries, Inc. is a publicly held company with stock listed on the New York Stock Exchange (NYSE) under the ticker COA.

For more information:

    Rich Allen, Corporate Communications, Coachmen Industries, Inc.
    574-262-0123 (Elkhart, Ind.)
    rallen@coachmen.com
    www.coachmen.com

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